As filed with the Securities and Exchange Commission on November 18, 2013

Registration No. 333-______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEVIA FIRST CORP.

 (Exact name of registrant as specified in charter)

Nevada	75-3268988
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5225 Carlson Road Yuba City, CA 95993 (530) 231-7800
(Address and telephone number of principal executive office)

Amended and Restated 2012 Stock Incentive Plan

Full Title of the Plan

Robert Brooke Chief Executive Officer 5225 Carlson Rd. Yuba City, California 95993 (530) 231-7800
(Name, address and telephone number of agent for service)

with copies to:

Steven G. Rowles, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $0.001 par value	5,000,000	$0.46	$2,300,000	$296.24
Total	5,000,000	$0.46	$2,300,000	$296.24

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such an event, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416.

(2)	This Form S-8 registers 5,000,000 additional shares of the common stock of Stevia First Corp. (the “Registrant”) for issuance under the Stevia First Corp. 2012 Stock Incentive Plan, as amended by Amendment No. 1 thereto (the “Amended SIP”).

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of additional securities available for distribution under the Amended SIP. The registration fee is estimated in accordance with Rules 457(c) and 457(h)(1) of the Securities Act, and is calculated based on the average of the high and low sale prices of the registrant’s common stock reported on the OTC Markets Group’s OTCQB tier on November 13, 2013, which is within five business days prior to the date of this Registration Statement.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

On April 30, 2012, Stevia First Corp. (the “Registrant”) filed a registration statement on Form S-8, File No. 333-181048 (“2012 Form S-8”), registering a total of 5,000,000 shares of the Registrant’s common stock for issuance under the Registrant’s 2012 Stock Incentive Plan. The Registrant’s Board of Directors and the Registrant’s shareholders approved the Amended SIP on April 11, 2013 at the Registrant’s Annual Meeting of Stockholders, increasing the total number of shares of common stock available for issuance under the Amended SIP from 5,000,000 to 10,000,000 shares.

Pursuant to General Instruction E of Form S-8 and Rule 429 of the Securities Act, 5,000,000 additional shares of the Registrant’s common stock are hereby registered for issuance, as authorized by the Amended SIP. The contents of the 2012 Form S-8, File No. 333-181048, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                            Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Stevia First Corp. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012)
4.2	Amendment No. 1 to Stevia First Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2013)
5.1	Opinion of McDonald Carano Wilson LLP
23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1)
23.1	Consent of Weinberg &Company, P.A.
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yuba City, State of California, on November 18, 2013.

STEVIA FIRST CORP. By: /s/ Robert Brooke Robert Brooke Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Brooke as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Brooke	Chief Executive Officer, Director (Principal Executive, Financial and Accounting Officer)	November 18, 2013
Robert Brooke

/s/ Avtar Dhillon	Director	November 18, 2013
Dr. Avtar Dhillon

/s/ Anthony Maida	Director	November 18, 2013
Dr. Anthony Maida, III

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Stevia First Corp. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012)
4.2	Amendment No. 1 to the Stevia First Corp. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2013)
5.1	Opinion of McDonald Carano Wilson LLP
23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1)
23.1	Consent of Weinberg &Company, P.A.
24.1	Power of Attorney (contained on signature page hereto)